UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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LIVEPERSON, INC.

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Transaction results in one of the most comprehensive enterprise customer footprints in the conversational AI sector, including 25 of the Fortune 100 Combined company expects a $500M revenue opportunity, accelerated path to profitability, strong balance sheet, and no debt Combination Business Highlights: Acquisition Financials: Comprehensive Agentic AI Platform for Enterprise TOTAL ENTERPRISE VALUE Enhanced AI Capabilities for LivePerson Customers Expanded Customer Base and Vertical Diversification EXPECTED 2027 REVENUE RANGE (at minimum) Upsell and Cross-Sell Opportunities Strong Combined Financial Profile and Balance Sheet EXPECTED Proven SoundHound Acquisition Track Record REVENUE OPPORTUNITY (based on cross-selling The transaction is expected to close in the existing customers) second half of 2026, subject to customary regulatory approvals and closing conditions. Your vote is important to support the merger. For more information, please visit www.proxyvote.com